EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Palomar Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mac Armstrong, as Chairman and Chief Executive Officer of the Company, and T. Christopher Uchida, Chief Financial Officer, hereby certify pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2022	By:	/s/ Mac Armstrong
	Name:	Mac Armstrong
	Title:	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Date: February 24, 2022	By:	/s/ T. Christopher Uchida
	Name:	T. Christopher Uchida
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)